UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	December 4, 2014 (November 28, 2014)

Ener-Core, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173040	45-0525350
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9400 Toledo Way Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	949-616-3300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement.

On December 1, 2014, the registrant entered into the Amendment and Waiver Agreement (the “Amendment”) with certain accredited investors (the “Investors”) identified therein, to amend certain terms of the subscription agreements dated November 18, 2013 by and between the registrant and the Investors (collectively the “Subscription Agreement”) and also to memorialize the agreed upon waiver of certain rights of the Investors under the registration rights agreements (the “Registration Rights Agreement”) that were also previously entered into by the parties on November 18, 2013. The terms and conditions of the Subscription Agreement and Registration Rights Agreement were previously described in our Current Report on Form 8-K filed on November 22, 2013. Pursuant to the Amendment, the parties agreed to revise the Subscription Agreement as follows:

●	The purchase price per share of the registrant’s common stock (“Common Stock”) that was acquired under the Subscription Agreement was reduced from $1.00 per share to $0.78 per share, resulting in the issuance of additional shares to each Investor; and

●	In addition to the shares of Common Stock that each Investor was acquiring under the Subscription Agreement, the parties agreed that each Investor would also acquire a warrant (the “Warrant”) to purchase up to an additional 50% of the total number of shares acquired by such Investor under the amended terms of the Subscription Agreement. The exercise price per share for the Warrants is $0.78 per share.

Per the Amendment, the Investors also agreed to waive their rights under the Registration Rights Agreement with respect to any and all additional shares of Common Stock issuable to the Investors as a result of the Amendment, including the Common Stock shares underlying the Warrants.

In connection with the Amendment, the registrant agreed to issue to the Investors an aggregate 423,077 shares of Common Stock and Warrants for the purchase up to an aggregate of 961,538 shares of Common Stock at an exercise price of $0.78 per share that shall be immediately exercisable and which shall expire 60 months after its date of issuance.

Item 3.02	Unregistered Sales of Equity Securities.

As more fully described in Item 1.01 above, on December 1, 2014, in connection with and pursuant to the Subscription Agreement in which the Investors invested an aggregate of $1,500,000 in the company on November 18, 2013, the purchase price of the Common Stock was reduced from $1.00 to $0.78, and as a result the registrant issued additional 423,077 shares of Common Stock and additional Warrants to purchase up to an aggregate of 961,538 shares of Common Stock to account for such price change.  Such sale was exempt from registration pursuant to Regulation D under the Securities Act.  The registrant made this determination based on the representations of the Investors, which included, in pertinent part, that each Investor was an “accredited investor” as that term is defined in Regulation D under the Securities Act, and that such Investor was acquiring the Shares for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and that such Investor understood that the Shares may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

Effective December 1, 2014, Ian C. Copeland was appointed to the Board of Directors (the “Board”) to fill a vacancy on the Board.

Mr. Copeland accepted the foregoing appointment pursuant to an offer letter from the registrant dated November 28, 2014, which provides for an option under the registrant’s 2013 Equity Award Incentive Plan (the “Incentive Plan”) to purchase 300,000 shares of the registrant’s Common Stock at an exercise price equal to the per share closing price on November 28, 2014, being the fair market value on such date.  In addition, Mr. Copeland will be entitled to reimbursement for reasonable travel expenses incurred to attend meetings of the Board, as well as to indemnity in his capacity as a director.  Mr. Copeland is also entitled to an annual director’s fee of $40,000.

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In connection with the option provided by the offer letter, the registrant and Mr. Copeland entered into a stock option agreement.  The agreement provides for 1/36 of the total number of shares to vest each month commencing on January 1, 2015.

Copies of the foregoing offer letter and stock option agreement are attached hereto as Exhibits 99.1 and 99.1(a).

Mr. Copeland brings over 25 years of global experience in developing, financing and managing world-class projects and companies in the power, rail, water and mining markets. During his tenure with Bechtel until 2012, Mr. Copeland served as President of the Fossil Power, Communications and Renewable Power businesses and Managing Director of Bechtel Enterprises. Previously Mr. Copeland held senior management positions with Wärtsilä Corporation and Hannon Armstrong & Company. Mr. Copeland began his career with the utility consulting practice of Booz Allen Hamilton after graduating from Rutgers University with degrees in physics and mechanical engineering.

The Board concluded that Mr. Copeland’s background in international business including experience developing, financing, and managing projects in the power and infrastructure markets made his appointment to the Board appropriate.

There is no family relationship between Mr. Copeland and any of the registrant’s current directors, executive officers or persons nominated or charged to become directors or executive officers, or those of the registrant’s subsidiary.  There are no transactions between the registrant and Mr. Copeland that would require disclosure under Item 404(a) of Regulation S-K.

Material Compensatory Contracts

On November 28, 2014, the Board approved a compensation plan which provides equity grants to the executive officers and Chairman of the Board of the registrant. In connection with such plan, the registrant entered into a stock option agreement (collectively the “Option Agreements”) with Alain J. Castro, the registrant’s Chief Executive Officer, Boris A. Maslov, the registrant’s President, Chief Operating Officer and Chief Technology Officer, Domonic J. Carney, the registrant’s Chief Financial Officer, Treasurer and Secretary, and Michael Hammons, the registrant’s Chairman of the Board.  Pursuant to the Option Agreements:

●	The registrant granted Mr. Castro an option to purchase 235,000 shares of Common Stock under the Incentive Plan at $0.16 per share, which 1/4 of the total option shall vest on the one year anniversary of the grant date and 1/36 of the remaining unvested options vesting each month thereafter;

●	The registrant granted Mr. Maslov an option to purchase 235,000 shares of Common Stock under the Incentive Plan at $0.16 per share, which 1/4 of the total option shall vest on the one year anniversary of the grant date and 1/36 of the remaining unvested options vesting each month thereafter;

●	The registrant granted Mr. Carney an option to purchase 235,000 shares of Common Stock under the Incentive Plan at $0.16 per share, which 1/4 of the total option shall vest on the one year anniversary of the grant date and 1/36 of the remaining unvested options vesting each month thereafter; and

●	The registrant granted Mr. Hammons an option to purchase 300,000 shares of Common Stock under the Incentive Plan at $0.16 per share, which 1/2 of the total option shall vest on the grant date and 1/18 of the remaining unvested options vesting each month commencing on January 1, 2015.

Copies of the Option Agreements are attached hereto as Exhibits 99.2, 99.3, 99.4 and 99.5.

Item 8.01	Other Events.

On December 4, 2014, the registrant issued a press release, a copy of which is attached hereto as Exhibit 99.6, and the information in Exhibit 99.6 is incorporated herein by reference.

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Item 9.01	Financial Statement and Exhibits.

(d)       Exhibits

Exhibit Number	Description
99.1	Offer Letter from the registrant to Ian C. Copeland dated as of November 28, 2014
99.1(a)	Stock Option Agreement between the registrant and Ian C. Copeland
99.2	Stock Option Agreement between the registrant and Alain J. Castro
99.3	Stock Option Agreement between the registrant and Boris A. Maslov
99.4	Stock Option Agreement between the registrant and Domonic J. Carney
99.5	Stock Option Agreement between the registrant and Michael J. Hammons
99.6	Press Release dated December 4, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENER-CORE, INC.
Date:	December 4, 2014	(Registrant)

		By:	/s/ Domonic J. Carney
Domonic J. Carney
Chief Financial Officer

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